Exhibit 1.2

PRICING AGREEMENT

February 15, 2012

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Wells Fargo Securities, LLC

301 South College Street

Charlotte, North Carolina 28288

Ladies and Gentlemen:

Corning Incorporated, a New York corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 15, 2012 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities” ). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty that refers to the Pricing Disclosure Package or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Pricing Disclosure Package or Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Pricing Disclosure Package or the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Securities set forth opposite the name of such Underwriters in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

Very truly yours,

CORNING INCORPORATED

By	/s/ Mark S. Rogus
	Name:	Mark S. Rogus
	Title:	Senior Vice President and Treasurer

Accepted as of the date hereof:

J.P. MORGAN SECURITIES LLC

By	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

WELLS FARGO SECURITIES, LLC

By	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

2

SCHEDULE I

Underwriter	Principal Amount of 4.70% Notes due 2037 to be Purchased	Principal Amount of 4.75% Notes due 2042 to be Purchased
J.P. Morgan Securities LLC.	$103,125,000	$206,250,000
Wells Fargo Securities, LLC.	84,375,000	168,750,000
Deutsche Bank Securities Inc.	17,500,000	35,000,000
Citigroup Global Markets Inc.	15,000,000	30,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	15,000,000	30,000,000
Mitsubishi UFJ Securities (USA), Inc.	15,000,000	30,000,000

Total	$250,000,000	$500,000,000

I-1

SCHEDULE II — A

Title of Designated Securities	4.70% Notes due 2037 (the “2037 Notes”)

Aggregate Principal Amount	$250,000,000

Price to Public	99.864%

Purchase Price by Underwriters	98.989%

Specified Funds for Payment of Purchase Price	Federal (same-day) funds

Indenture	Indenture, dated as of November 8, 2000, between Corning Incorporated and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee

Maturity	March 15, 2037

Interest Rate	4.70%

Interest Payment Dates	Each March 15 and September 15, commencing on September 15, 2012

Redemption Provisions

Optional Redemption

The 2037 Notes will be redeemable in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2037 Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2037 Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 25 basis points.

The Company will pay accrued and unpaid interest on the principal amount to be redeemed to the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2037 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2037 Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC and a Primary Treasury Dealer selected by Wells Fargo Securities, LLC and their respective successors, and three other firms that are primary U.S. Government securities dealers (each a “Primary Treasury Dealer”) which the Company will specify from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of the 2037 Notes to be redeemed at its registered address.

The 2037 Notes are subject to repurchase at the option of the holders, as follows:

If a Change of Control Triggering Event (as defined below) occurs, unless the Company has exercised its right to redeem the 2037 Notes as described above, the Company will be required to make an offer to each holder to repurchase all or, at the holder’s option, any part (equal to $2,000 or any multiple of $1,000 in excess thereof), of each holder’s 2037 Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company will be required to offer to repurchase each holder’s 2037 Notes in cash at a price equal to 101% of the aggregate principal amount of 2037 Notes repurchased, plus any accrued and unpaid interest on the 2037 Notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control, but after the public announcement of a pending Change of Control, the Company will be required to send to each holder of 2037 Notes a notice describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such 2037 Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company will be required, to the extent lawful, to:

•      accept for payment all 2037 Notes or portions of 2037 Notes properly tendered pursuant to the Change of Control Offer;

•      deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 2037 Notes or portions of 2037 Notes properly tendered; and

•      deliver or cause to be delivered to the Trustee the 2037 Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of 2037 Notes or portions of 2037 Notes being purchased by the Company.

The paying agent will be required to promptly mail, to each holder who properly tendered 2037 Notes, the Change of Control Payment for such 2037 Notes, and the Trustee will be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such holder a new 2037 Note equal in principal amount to any unpurchased portion of the 2037 Notes surrendered, if any; provided that each new 2037 Note will be in a principal amount of $2,000 or a multiple of $1,000 in excess thereof.

The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes an offer to purchase the 2037 Notes in the manner, at the times and otherwise in compliance with the requirements for an offer to purchase made by the Company and such third party purchases all 2037 Notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, the Company will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event.

In addition, the Company will not repurchase any 2037 Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

Except as provided for in the last sentence of the next paragraph, the Company may only make an amendment or modification to the provisions obligating it to repurchase the 2037 Notes upon a Change of Control Triggering Event which adversely affects the interest of any holder, with the consent of each holder of the 2037 Notes to be affected by such amendment or modification.

The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2037 Notes as a result of a Change of Control Triggering Event. To the extent that the provision of any such securities laws or regulations conflicts with the Change of Control Offer provisions of the 2037 Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the 2037 Notes by virtue of any such conflict.

For these purposes, the following terms will be applicable:

“Change of Control” means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, arrangement or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s properties or assets and those of its subsidiaries, taken as a whole, to one or more persons, other than to the Company or one of its subsidiaries; (2) the first day on which a majority of the members of the Company’s board of directors is not composed of Continuing Directors; (3) the consummation of any transaction including, without limitation, any merger, amalgamation, arrangement or consolidation the result of which is that any person becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s Voting Stock, measured by voting power rather than number of shares; (4) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (5) the adoption of a plan relating to the Company’s liquidation or dissolution (other than the Company’s liquidation into a newly formed holding company). Notwithstanding the foregoing, a transaction described in clause (3) above will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company (which shall include a direct or indirect parent company of such holding company) and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as, and hold in substantially the same proportions as, the holders of the Company’s voting stock immediately prior to that transaction or (B) immediately following that transaction no person, other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly, of more than 50% of the then outstanding voting stock, measured by voting power, of such holding company or its parent company. Following any such transaction, references in this definition to the Company shall be deemed to refer to such holding company. For the purposes of this definition, “person” and “beneficial owner” have the meanings used in Section 13(d) of the Exchange Act and the related rules and regulations thereunder.

“Change of Control Triggering Event” means the 2037 Notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the 60-day period (the “Trigger Period”) following the earlier date of (1) the first public announcement of the Change of Control or the Company’s intention to effect a Change of Control and (2) the consummation of such Change of Control, which Trigger Period will be extended following consummation of a Change of Control for so long as the rating of the 2037 Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies. Unless at least one Rating Agency is providing a rating for the long-term unsecured debt of the Company at the commencement of any Trigger Period, the 2037 Notes will be deemed to have ceased to be rated Investment Grade during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Directors” means, as of any date of determination, any member of the Company’s board of directors who (1) was a member of the Company’s board of directors on the date the 2037 Notes were issued; or (2) was nominated for election, elected or appointed to the Company’s board of directors with the approval of a majority of the Continuing Directors who were members of the Company’s board of directors at the time of such nomination, election or appointment (either by specific action of the board of directors or by approval by such directors of our proxy statement in which such member was named as a nominee for election as a director).

“Fitch” means Fitch Inc., and its successors.

“Investment Grade” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means (a) each of Fitch, Moody’s and S&P; and (b) if any of the Rating Agencies ceases to provide rating services to issuers or investors, a “nationally recognized statistical rating organization” as defined pursuant to Section 3(a)(62) of the Exchange Act that is selected by the Company (as certified by the Company’s chief executive officer or chief financial officer) as a replacement for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Sinking Fund Provisions	None

Defeasance Provisions	The 2037 Notes are subject to the Company’s ability to choose “full defeasance” or “covenant defeasance” as described in the base prospectus.

Applicable Time	2:53 p.m. (New York City time) on February 15, 2012

Time of Delivery	9:00 a.m. (New York City time) on February 21, 2012

Closing Location	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004

Delayed Delivery	n/a

Names and Addresses of Representatives	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179 Wells Fargo Securities, LLC 301 South College Street Charlotte, North Carolina 28288

Designated Representatives	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179 Wells Fargo Securities, LLC 301 South College Street Charlotte, North Carolina 28288

Address for Notices, etc.

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attn: Investment Grade Syndicate Desk

Facsimile: (212) 834-6081

Wells Fargo Securities, LLC

301 South College Street

Charlotte, North Carolina 28288

Attn: Transaction Management

Facsimile: (704) 383-9165

SCHEDULE II—B

Title of Designated Securities	4.75% Notes due 2042 (the “2042 Notes”)

Aggregate Principal Amount	$500.000.000

Price to Public	99.853%

Purchase Price by Underwriters	98.978%

Specified Funds for Payment of Purchase Price	Federal (same-day) funds

Indenture	Indenture, dated as of November 8, 2000, between Corning Incorporated and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee

Maturity	March 15, 2042

Interest Rate	4.75%

Interest Payment Dates	Each March 15 and September 15, commencing on September 15, 2012

Redemption Provisions

Optional Redemption

The 2042 Notes will be redeemable in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2042 Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2042 Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 25 basis points.

The Company will pay accrued and unpaid interest on the principal amount to be redeemed to the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2042 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2042 Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC and a Primary Treasury Dealer selected by Wells Fargo Securities, LLC and their respective successors, and three other firms that are primary U.S. Government securities dealers (each a “Primary Treasury Dealer”) which the Company will specify from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of the 2042 Notes to be redeemed at its registered address.

The 2042 Notes are subject to repurchase at the option of the holders, as follows:

If a Change of Control Triggering Event (as defined below) occurs, unless the Company has exercised its right to redeem the 2042 Notes as described above, the Company will be required to make an offer to each holder to repurchase all or, at the holder’s option, any part (equal to $2,000 or any multiple of $1,000 in excess thereof), of each holder’s 2042 Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company will be required to offer to repurchase each holder’s 2042 Notes in cash at a price equal to 101% of the aggregate principal amount of 2042 Notes repurchased, plus any accrued and unpaid interest on the 2042 Notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control, but after the public announcement of a pending Change of Control, the Company will be required to send to each holder of 2042 Notes a notice describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such 2042 Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company will be required, to the extent lawful, to:

•      accept for payment all 2042 Notes or portions of 2042 Notes properly tendered pursuant to the Change of Control Offer;

•      deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 2042 Notes or portions of 2042 Notes properly tendered; and

•      deliver or cause to be delivered to the Trustee the 2042 Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of 2042 Notes or portions of 2042 Notes being purchased by the Company.

The paying agent will be required to promptly mail, to each holder who properly tendered 2042 Notes, the Change of Control Payment for such 2042 Notes, and the Trustee will be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such holder a new 2042 Note equal in principal amount to any unpurchased portion of the 2042 Notes surrendered, if any; provided that each new 2042 Note will be in a principal amount of $2,000 or a multiple of $1,000 in excess thereof.

The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes an offer to purchase the 2042 Notes in the manner, at the times and otherwise in compliance with the requirements for an offer to purchase made by the Company and such third party purchases all 2042 Notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, the Company will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event.

In addition, the Company will not repurchase any 2042 Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

Except as provided for in the last sentence of the next paragraph, the Company may only make an amendment or modification to the provisions obligating it to repurchase the 2042 Notes upon a Change of Control Triggering Event which adversely affects the interest of any holder, with the consent of each holder of the 2042 Notes to be affected by such amendment or modification.

The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2042 Notes as a result of a Change of Control Triggering Event. To the extent that the provision of any such securities laws or regulations conflicts with the Change of Control Offer provisions of the 2042 Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the 2042 Notes by virtue of any such conflict.

For these purposes, the following terms will be applicable:

“Change of Control” means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, arrangement or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s properties or assets and those of its subsidiaries, taken as a whole, to one or more persons, other than to the Company or one of its subsidiaries; (2) the first day on which a majority of the members of the Company’s board of directors is not composed of Continuing Directors; (3) the consummation of any transaction including, without limitation, any merger, amalgamation, arrangement or consolidation the result of which is that any person becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s Voting Stock, measured by voting power rather than number of shares; (4) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (5) the adoption of a plan relating to the Company’s liquidation or dissolution (other than the Company’s liquidation into a newly formed holding company). Notwithstanding the foregoing, a transaction described in clause (3) above will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company (which shall include a direct or indirect parent company of such holding company) and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as, and hold in substantially the same proportions as, the holders of the Company’s voting stock immediately prior to that transaction or (B) immediately following that transaction no person, other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly, of more than 50% of the then outstanding voting stock, measured by voting power, of such holding company or its parent company. Following any such transaction, references in this definition to the Company shall be deemed to refer to such holding company. For the purposes of this definition, “person” and “beneficial owner” have the meanings used in Section 13(d) of the Exchange Act and the related rules and regulations thereunder.

“Change of Control Triggering Event” means the 2042 Notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the 60-day period (the “Trigger Period”) following the earlier date of (1) the first public announcement of the Change of Control or the Company’s intention to effect a Change of Control and (2) the consummation of such Change of Control, which Trigger Period will be extended following consummation of a Change of Control for so long as the rating of the 2042 Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies. Unless at least one Rating Agency is providing a rating for the long-term unsecured debt of the Company at the commencement of any Trigger Period, the 2042 Notes will be deemed to have ceased to be rated Investment Grade during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Directors” means, as of any date of determination, any member of the Company’s board of directors who (1) was a member of the Company’s board of directors on the date the 2042 Notes were issued; or (2) was nominated for election, elected or appointed to the Company’s board of directors with the approval of a majority of the Continuing Directors who were members of the Company’s board of directors at the time of such nomination, election or appointment (either by specific action of the board of directors or by approval by such directors of our proxy statement in which such member was named as a nominee for election as a director).

“Fitch” means Fitch Inc., and its successors.

“Investment Grade” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company. “Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means (a) each of Fitch, Moody’s and S&P; and (b) if any of the Rating Agencies ceases to provide rating services to issuers or investors, a “nationally recognized statistical rating organization” as defined pursuant to Section 3(a)(62) of the Exchange Act that is selected by the Company (as certified by the Company’s chief executive officer or chief financial officer) as a replacement for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Sinking Fund Provisions	None

Defeasance Provisions	The 2042 Notes are subject to the Company’s ability to choose “full defeasance” or “covenant defeasance” as described in the base prospectus.

Applicable Time	2:53 p.m. (New York City time) on February 15, 2012

Time of Delivery	9:00 a.m. (New York City time) on February 21, 2012

Closing Location	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004

Delayed Delivery	n/a

Names and Addresses of Representatives	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179 Wells Fargo Securities, LLC 301 South College Street Charlotte, North Carolina 28288

Designated Representatives	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179 Wells Fargo Securities, LLC 301 South College Street Charlotte, North Carolina 28288

Address for Notices, etc.

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attn: Investment Grade Syndicate Desk

Facsimile: (212) 834-6081

Wells Fargo Securities, LLC

301 South College Street

Charlotte, North Carolina 28288

Attn: Transaction Management

Facsimile: (704) 383-9165

SCHEDULE III

(a) Issuer Free Writing Prospectus:

•	Final term sheet in the form set forth in Schedule IV hereto.

(b) Additional Information in Pricing Disclosure Package:

None.

(c) Additional Documents Incorporated by Reference:

None.

III-1

SCHEDULE IV

Filed Pursuant to Rule 433

Registration No. 333-178248

Supplementing the Preliminary Prospectus

Supplement dated February 15, 2012

(To a Prospectus dated December 1, 2011)

February 15, 2012

PRICING TERM SHEET

4.70% Notes due 2037

Issuer:	Corning Incorporated
Expected Ratings (Moody’s/S&P/Fitch)*	A3/BBB+/A- (Stable/Positive/Stable)
Security:	4.70% Notes due 2037 (the “2037 Notes”)
Principal Amount:	$250,000,000
Trade Date:	February 15, 2012
Expected Settlement Date:	February 21, 2012 (T+3)
Maturity Date:	March 15, 2037
Coupon:	4.70%
Interest Payment Dates:	March 15 and September 15, commencing September 15, 2012
Price to Public:	99.864%
Spread to Benchmark Treasury:	+165 bps
Benchmark Treasury:	3.125% due November 15, 2041
Benchmark Treasury Yield:	3.059%
Yield to Maturity:	4.709%
Optional Redemption:	The 2037 Notes will be redeemable in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2037 Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2037 Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 25 basis points. The Company will pay accrued and unpaid interest on the principal amount to be redeemed to the date of redemption.
Repurchase Upon a Change of Control Triggering Event:	Upon the occurrence of a Change of Control Triggering Event, the Company will be required to make an offer to purchase the 2037 Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to the date of redemption.
Denominations:	$2,000 and integral multiples of $1,000 in excess thereof
CUSIP / ISIN:	219350 AX3 / US219350AX37
Joint Book-Running Managers:	J.P. Morgan Securities LLC Wells Fargo Securities, LLC
Senior Co-Manager:	Deutsche Bank Securities Inc.
Junior Co-Managers:	Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Mitsubishi UFJ Securities (USA), Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The 2037 Notes and the 2042 Notes are being offered separately, and are not part of a unit. The closing of the 2037 Notes is not conditioned on the closing of the 2042 Notes or vice-versa.

4.75% Notes due 2042

Issuer:	Corning Incorporated
Expected Ratings (Moody’s/S&P/Fitch)*	A3/BBB+/A- (Stable/Positive/Stable)
Security:	4.75% Notes due 2042 (the “2042 Notes”)
Principal Amount:	$500,000,000
Trade Date:	February 15, 2012
Expected Settlement Date:	February 21, 2012 (T+3)
Maturity Date:	March 15, 2042
Coupon:	4.75%
Interest Payment Dates:	March 15 and September 15, commencing September 15, 2012
Price to Public:	99.853%
Spread to Benchmark Treasury:	+170 bps
Benchmark Treasury:	3.125% due November 15, 2041
Benchmark Treasury Yield:	3.059%
Yield to Maturity:	4.759%
Optional Redemption:	The 2042 Notes will be redeemable in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2042 Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2042 Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 25 basis points. The Company will pay accrued and unpaid interest on the principal amount to be redeemed to the date of redemption.
Repurchase Upon a Change of Control Triggering Event:	Upon the occurrence of a Change of Control Triggering Event, the Company will be required to make an offer to purchase the 2042 Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to the date of redemption.
Denominations:	$2,000 and integral multiples of $1,000 in excess thereof
CUSIP / ISIN:	219350 AW5 / US219350AW53
Joint Book-Running Managers:	J.P. Morgan Securities LLC Wells Fargo Securities, LLC
Senior Co-Manager:	Deutsche Bank Securities Inc.
Junior Co-Managers:	Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Mitsubishi UFJ Securities (USA), Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and the prospectus supplement relating to the securities described above) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the prospectus supplement relating to the securities described above in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533 or by calling Wells Fargo Securities, LLC toll free at (800) 326-5897.